UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2021

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296			20-5665602
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)			(I.R.S. Employer Identification No.)

6300 S. Syracuse Way	Suite 300	Centennial	Colorado	80111
(Address of Principal Executive Offices)				(Zip Code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Clifford Marks
Clifford E. Marks, President of National CineMedia, Inc. (the “Company”) decided to retire from his duties with the Company effective on July 1, 2021 (the “Separation Date”) but will continue to consult for the Company.
On June 9, 2021, the Company entered into a Transition, Separation and Release of Claims Agreement with Mr. Marks (the “Transition Agreement”). The Transition Agreement provides that Mr. Marks will perform his duties as President and such additional transition duties as requested until the Separation Date. Following the Separation Date, Mr. Marks will no longer participate in the Company’s compensation and benefit programs; however, (1) he will be entitled to a pro-rated annual bonus for the fiscal year 2021 to be paid in connection with the payment of the 2021 annual bonus to other executives, (2) the Company will pay Mr. Marks’ COBRA premiums until the earlier of the eighteen-month anniversary of the first day of the month following the Separation Date and the date Mr. Marks obtains equivalent alternative coverage, and (3) subject to the terms of the Consulting Agreement (described below), he will continue to vest in any outstanding equity awards and supplemental cash compensation awards during the Consulting Period.
On June 9, 2021, National CineMedia, LLC (“NCM LLC”) and Mr. Marks also entered into a consulting agreement (the “Consulting Agreement”) to be effective on the day immediately following the Separation Date. Mr. Marks will provide consulting services pursuant to the Consulting Agreement through February 26, 2024 (the “Consulting Period”) relating to revenue generating activities, mentoring of senior sales executives, assisting NCM LLC’s affiliate and digital teams, attending events and meetings as requested by NCM LLC, consulting on strategy, industry, and the Company as requested by the Chief Executive Officer, and performing such other consulting services as agreed to with NCM LLC.
During the initial twelve months of the Consulting Period, NCM LLC has agreed to pay Mr. Marks consulting fees of $50,833.33 per month, subject to certain adjustments. During the remainder of the Consulting Period, Mr. Marks will be paid between $650.00 and $750.00 per hour for additional hours worked as determined between the Company and Mr. Marks. The Consulting Agreement may be terminated upon the mutual agreement of NCM LLC and Mr. Marks or by NCM LLC following the material breach of the Agreement by Mr. Marks or NCM LLC or if Mr. Marks fails to meet certain standards of conduct specified in the Consulting Agreement.
The foregoing description of the Transition Agreement and the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transition Agreement and the Consulting Agreement copies of which are attached as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.
Scott Felenstein
In connection with the resignation of Mr. Marks, the board of directors (the “Board”) of the Company promoted Scott Felenstein, previously the Company’s Executive Vice President and Chief Revenue Officer, to the position of President, Sales, Marketing & Partnerships effective as of July 2, 2021 (the “Effective Date”). The Company and Mr. Felenstein also entered into an Amended and Restated Employment Agreement, dated June 9, 2021 (the “Amended Employment Agreement”), to be effective as of the Effective Date.
The Amended Employment Agreement provides that Mr. Felenstein’s annual base salary will be increased to $650,000. Mr. Felenstein will also be eligible to participate in the Company’s annual cash bonus program for senior executive officers, with a minimum target annual bonus equal to 85% of his annual base salary; provided, however, that any bonus related to fiscal year 2021 will be prorated to account for the portion of the year he operated under his previous employment agreement. The Company will also provide Mr. Felenstein the opportunity to receive a long-term incentive award with a grant date fair market value of at least $600,000 each year during the term, including an additional grant for the year 2021 in the amount of $31,338 on the Effective Date. The number of shares to be granted will be calculated by dividing $31,338 by the average closing share price of the Company’s common stock as reported on the NASDAQ for the 30 days immediately prior to the Effective Date, with such restricted stock unit award allocated 40% to a time-based restricted stock unit award and 60% as a performance-based restricted stock unit award with the same performance criteria, including vesting dates, as applied to the 2021 long-term incentive awards granted to Mr. Felenstein in January 2021. The term of the Amended Employment Agreement shall expire on July 1, 2024.
The other provisions of the Amended Employment Agreement, including provisions related to termination, are generally consistent with the terms of the Employment Agreement, dated April 3, 2017, between the Company and Mr. Felenstein, as amended. The information in the Company’s 2021 Proxy Statement, dated March 26, 2021, relating to Mr. Felenstein and his previous employment agreement is incorporated herein by reference.
The foregoing description of the Amended Employment Agreement does not purport to be complete and is subject to,

and qualified in its entirety by, the full text of the Amended Employment Agreement a copy of which is attached as Exhibit 10.3 hereto and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On June 10, 2021, the Company issued a press release announcing the transition disclosed under Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 to this report.
The information in this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Transition, Separation and Release of Claims Agreement, dated June 9, 2021, by and between National CineMedia, Inc. and Clifford E. Marks
10.2	Consulting Agreement, dated June 9, 2021, by and between National CineMedia, Inc. and CMarksCo, LLC (included in Exhibit 10.1)
10.3	Amended and Restated Employment Agreement, dated June 9, 2021, by and between National CineMedia, Inc. and Scott Felenstein
99.1	Press Release of National CineMedia, Inc. dated June 10, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: June 10, 2021	By:	/s/ Thomas F. Lesinski
Thomas F. Lesinski
Chief Executive Officer and Interim Principal Financial Officer